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                      [PricewaterhouseCoopers Letterhead]


                                                                    Exhibit 24.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of AZCO Mining Inc. on Form S-8 (File Nos. 33-56468, 33-61434 and 333-31807) of our report dated September 4, 1999, on our audits of the financial statements and financial statement schedule of AZCO Mining Inc. as of June 30, 1999 and 1998, and for the years ended June 30, 1999, 1998 and 1997, which report is included in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
Vancouver, British Columbia
September 27, 1999